UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2013

Markel Corporation

(Exact name of registrant as specified in its charter)

Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4521 Highwoods Parkway Glen Allen, Virginia		23060-6148
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 747-0136

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As set forth in the December 19, 2012 Form 8-K of Markel Corporation (“Markel”) filed with the Securities and Exchange Commission (the “SEC”), on December 18, 2012, Markel entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Alterra Capital Holdings Limited (“Alterra”) and Commonwealth Merger Subsidiary Limited, a direct wholly owned subsidiary of Markel (“Merger Sub”), under which Merger Sub will merge with and into Alterra (the “Merger”), with Alterra as the surviving company (the “Surviving Company”) becoming a wholly owned subsidiary of Markel.

On February 8, 2013, Alterra stockholder Louisiana Municipal Police Employees Retirement System (the “Plaintiff”) filed a complaint in the United States District Court for the Southern District of New York, purportedly on behalf of itself and other stockholders of Alterra, against Alterra, Alterra’s board of directors, Markel and Merger Sub. The complaint alleges in relevant part that the joint proxy statement filed by Alterra and Markel on January 18, 2013 omits allegedly material information in violation of Section 14(a) of the Securities Exchange Act of 1934 (“Section 14(a)”). Plaintiff simultaneously requested leave to file a motion for preliminary injunction seeking to enjoin the vote of Alterra stockholders on the proposed merger on the basis of the alleged violation of Section 14(a). Markel believes that plaintiff’s claims are without merit. On February 15, 2013, the parties entered into a settlement agreement in which Alterra agreed to make certain supplemental disclosures to its stockholders and on February 15, 2013 Alterra filed with the SEC Supplement no. 1 to Alterra’s definitive joint proxy statement/prospectus (“Supplement no. 1”), which supplements the definitive joint proxy statement/prospectus on Schedule 14A filed with the SEC by Alterra on January 18, 2013.

A copy of this Supplement no. 1 is filed as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Supplement no. 1 to Alterra’s definitive joint proxy statement/prospectus dated February 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKEL CORPORATION

February 15, 2013	By:	/s/ D. Michael Jones
	Name:	D. Michael Jones
	Title:	General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Supplement no. 1 to definitive joint proxy statement/prospectus dated February 15, 2013.